Exhibit 99.1

Argo Group Announces 2009 Second Quarter and Six Month Results

Continued Growth in Book Value Coupled with a Strong Increase in Operating Earnings Highlight 2009 First Half Results

HAMILTON, Bermuda--(BUSINESS WIRE)--August 3, 2009--Argo Group International Holdings, Ltd. (NasdaqGS: AGII), an international underwriter of specialty insurance and reinsurance products, today announced financial results for the three and six months ended June 30, 2009.

Highlights for the three months ended June 30, 2009:

  Total revenue was $407.0 million versus $299.2 million in the second quarter of 2008;
  Net income was $21.9 million or $0.71 per diluted share, versus $23.0 million or $0.75 per diluted share for the second quarter of 2008;
  Net operating income was $40.3 million or $1.31 per share, versus $24.9 million or $0.81 per share in the year-ago quarter;
  Book value per share at June 30, 2009, rose 7.5 percent to $47.51 from $44.18 at Dec. 31, 2008;
  The investment portfolio incurred net pre-tax realized investment losses and other than temporary impairments write-downs of $9.2 million in the quarter versus $1.2 million in losses in the second quarter of 2008.

Highlights for the six months ended June 30, 2009:

  Total revenue was $778.1 million compared to $557.3 million for the first half of 2008;
  Net income was $48.9 million or $1.59 per diluted share versus $59.9 million or $1.94 per share for the six months ending June 30, 2008;
  Net operating income was $75.0 million or $2.43 per share versus $56.6 million or $1.84 per share in the first six months of 2008.

Argo Group’s Chief Executive Officer, Mark E. Watson III, said, “Our continued growth in book value in the current market environment can be attributed to our diversified international business model coupled with our investment and risk management practices. Following these core strategies has allowed us to expand Argo Group’s international footprint in a challenging part of the insurance cycle. As a result, the company is positioned to take advantage of opportunities in the marketplace.”

FINANCIAL RESULTS

The Company's financial results for the three and six months ended June 30, 2009 include results produced by Argo Group's Lloyd's of London operation, Argo International (formerly Heritage Underwriting Agency plc), which was acquired in 2008. Argo Group's second quarter 2008 financial results include the results for Argo International from June 1, 2008 through June 30, 2008.

For the three months ended June 30, 2009, net income was $21.9 million or $0.71 per diluted share. Net operating income was $40.3 million or $1.31 per share. The differences between net income and net operating income include the following: 1) realized losses of $9.2 million pre-tax associated with the Company’s investment portfolio; 2) foreign currency exchange losses of $12.8 million pre-tax; and 3) an impairment charge of $5.9 million pre-tax for the intangible asset associated with the Heritage trade name. (See the complete reconciliation in the attached tables.) For the three months ended June 30, 2009, favorable loss reserve development was recognized primarily in E&S ($4.9 million) and Reinsurance ($1.6 million). Unfavorable loss reserve development was recognized in International Specialty where ultimate estimates for both losses and premium were revised for the 2008 and prior property binder book resulting in approximately $22 million in additional losses and approximately $17 million in additional premium. By comparison, net income for the second quarter of 2008 was $23.0 million or $0.75 per diluted share on 30.8 million diluted shares. Net operating income for the three months ended June 30, 2008 was $24.9 million or $0.81 per share.

Total revenue in the second quarter of 2009 was $407.0 million versus $299.2 million in the same period in 2008. Total revenue includes net realized gains and losses on sales of investments and other than temporary impairment charges, which were a loss of $9.2 million and a loss of $1.2 million for the three months ended June 30, 2009 and June 30, 2008, respectively. Earned premiums for the second quarter of 2009 were $372.2 million compared to $261.9 million for the second quarter of 2008. Net investment income for the three months ended June 30, 2009 and 2008 was $41.9 million and $36.5 million, respectively.

The Group combined ratio for the second quarter of 2009 was 95.8 percent versus 99.3 percent for the same period in 2008. Argo Group’s 2009 second quarter combined ratios for each business segment were as follows: Excess & Surplus Lines at 93.7 percent; Commercial Specialty at 100.5 percent; Reinsurance at 63.2 percent; and International Specialty at 95.8 percent.

For the six months ended June 30, 2009, net income was $48.9 million or $1.59 per diluted share. Net operating income for the first six months of 2009 was $75.0 million or $2.43 per share. The difference between net income and net operating income for the first half of 2009 includes the items covered above. For the first six months of 2009, the Company recognized favorable development related to prior years’ loss reserves in the E&S and Reinsurance segments. That was offset by the International Specialty segment (see segment discussion below). By comparison, net income for the first half of 2008 was $59.9 million or $1.94 per diluted share on 30.8 million shares. Net operating income for the first half of 2008 was $56.6 million or $1.84 per share.

Total revenue for the first half of 2009 was $778.1 million versus $557.3 million in the same six-month period of 2008. Total revenue includes net realized gains and losses on the sales of investments and other than temporary impairment charges, which were a loss of $21.0 million and a gain of $0.1 million for the first six months of 2009 and 2008, respectively. Earned premiums for the first half of 2009 were $715.6 million compared to $480.6 million in the first half of 2008. Net investment income for the first six months of 2009 and 2008 was $81.2 million and $74.6 million, respectively.

The Group combined ratio for the six months ended June 30, 2009 was 96.0 percent versus 97.7 percent for the same period in 2008. Argo Group’s first half 2009 combined ratios for each business segment were as follows: Excess & Surplus Lines at 94.4 percent; Commercial Specialty at 96.0 percent; Reinsurance at 60.6 percent; and International Specialty at 96.4 percent.

At June 30, 2009, the investment portfolio was $4.1 billion with a net pre-tax unrealized gain of approximately $61 million.

SEGMENT RESULTS

Excess & Surplus Lines (E&S) – For the second quarter of 2009, gross written premiums for E&S totaled $176.0 million, resulting in pre-tax operating income of $25.2 million. This compares to gross written premiums of $180.3 million and pre-tax operating income of $20.4 million in the second quarter of 2008. The combined ratios for the second quarter periods of 2009 and 2008, respectively, were 93.7 percent and 96.1 percent. The underwriting results for the second quarters of 2009 and 2008 include favorable prior years’ loss development of $4.9 million and 5.0 million, respectively.

For the first six months of 2009, gross written premiums for E&S totaled $322.1 million, resulting in operating income of $49.2 million. This compares to gross written premiums of $340.4 million and operating income of $47.3 million in the first half of 2008. The combined ratios for the first half of 2009 and 2008, respectively, were 94.4 percent and 93.7 percent. The underwriting results for the six months ended June 30, 2009 include favorable prior years’ loss development of $8.3 million, compared to favorable prior years’ loss development of $10.1 million for the same six-month period in 2008.

Commercial Specialty – During the second quarter of 2009, gross written premiums for Commercial Specialty were $102.4 million, generating pre-tax operating income of $6.7 million, which included storm losses totaling $4.9 million or 5.5 points on the 2009 second quarter combined ratio. This compared to 2008 second quarter gross written premiums of $100.9 million and pre-tax operating income of $4.4 million, which included storm losses totaling $10.3 million or 11.9 points on the 2008 second quarter combined ratio. The combined ratio for the 2009 second quarter was 100.5 percent versus a 2008 second quarter combined ratio of 102.8 percent. The underwriting results for the second quarters of 2009 and 2008 include adverse prior years’ loss development of $2.3 million and $2.0 million, respectively.

During the first half of 2009, gross written premiums for Commercial Specialty were $213.4 million generating operating income of $22.4 million, compared to gross written premiums of $238.2 million and operating income of $17.5 million in the first six months of 2008. The combined ratio for the first half of 2009 was 96.0 percent versus 98.0 percent for the first half of 2008. The underwriting results for the first six months of 2009 and 2008 include adverse prior years’ loss development of $2.6 million and $1.5 million, respectively.

Reinsurance – The Reinsurance segment includes third-party reinsurance and insurance business originated by Argo Re and the Casualty and Professional Risk Division started in 2009. For the quarter ended June 30, 2009, gross written premiums for Reinsurance were $60.0 million, generating pre-tax operating income of $10.0 million and a combined ratio of 63.2 percent. This compares to gross written premiums of $44.0 million, pre-tax operating income of $9.0 million and a combined ratio of 56.5 percent for the quarter ended June 30, 2008. The underwriting results for the second quarter of 2009 included favorable prior years’ loss development of $1.6 million with none incurred in the year-ago quarter.

For the first six months of 2009, gross written premiums for Reinsurance were $114.1 million generating operating income of $20.1 million and a combined ratio of 60.6 percent. This compares to gross written premiums of $94.3 million and operating income of $14.4 million in the first half of 2008. The underwriting results for the first six months of 2009 include favorable prior years’ loss development of $4.4 million with none incurred in the first half of 2008.

International Specialty – The International Specialty segment includes business originated by Argo International (formerly Heritage Underwriting Agency plc), Argo Group’s Lloyd’s of London operation, which was acquired in 2008. International Specialty’s 2008 second quarter and six month financial results include results only for the period from June 1, 2008 through June 30, 2008, and are not discussed below as they do not provide consistent comparisons to 2009 results.

For the three-month period ended June 30, 2009, gross written premiums were $232.5 million, generating pre-tax operating income of $3.2 million and a combined ratio of 95.8 percent. For the quarter, gross written premiums were up by approximately $17.2 million as a result of an increase in reported premium on the 2008 and prior property binder business. Losses for the quarter were impacted by an increase in reserves for the 2008 property binder book of approximately $22.2 million.

For the first six months of 2009, gross written premiums for International Specialty were $417.2 million, generating operating income of $7.4 million and a combined ratio of 96.4 percent.

Run-off Segment – Argo Group’s Run-off segment includes financial results for (a) asbestos and environmental liabilities; (b) the former Risk Management segment; and (c) all legacy operations for PXRE Group. For the quarter ended June 30, 2009, the Run-off segment produced operating income of $6.3 million versus operating income of $4.7 million for the second quarter of 2008. Run-off results for the 2009 second quarter include net favorable prior years’ loss development of $3.2 million compared to $6.2 million of favorable prior years’ loss development for the same three-month period in 2008.

For the six months ended June 30, 2009, the Run-off segment produced operating income of $4.6 million versus $7.7 million for the first half of 2008. Run-off results for the six months June 30, 2009 include adverse prior years’ loss development of $1.8 million compared to favorable prior years’ loss development of $7.3 million in the first half of 2008.

CONFERENCE CALL

Argo Group will conduct an investor conference call starting at 10 a.m. EDT (11 a.m. ADT) tomorrow, Tuesday, Aug. 4, 2009. A live webcast of the conference call can be accessed by visiting Argo Group’s investor relations Web site at www.argolimited.com and clicking on the following links: Investors – News & Events – Webcasts. Participants inside the U.S. and Canada can access the call by dialing 888-679-8037 (pass code: 19222495). Callers dialing from outside the U.S. and Canada can access the call by dialing 617-213-4849 (pass code: 19222495).

Argo Group is offering call participants a pre-registration option that expedites access to the call and minimizes hold times. Those who would like to take advantage of pre-registration can do so by accessing the following website: www.theconferencingservice.com/prereg/key.process?key=PCQVRWJ8C.

Shortly after the conclusion of the conference call, a webcast replay will be made available by visiting www.argolimited.com and clicking on the following links: Investors – News & Events – Webcasts. In addition, an audio replay of the call will be available through Aug. 11, 2009, to callers dialing from inside the U.S. and Canada by dialing 888-286-8010 (pass code: 26444229). Callers dialing from outside the U.S. and Canada can access the call replay by dialing 617-801-6888 (pass code: 26444229).

ABOUT ARGO GROUP INTERNATIONAL HOLDINGS, LTD.

Headquartered in Hamilton, Bermuda, Argo Group International Holdings, Ltd. (NasdaqGS: AGII) is an international underwriter of specialty insurance and reinsurance products in the property and casualty market. Argo Group offers a full line of high-quality products and services designed to meet the unique coverage and claims handling needs of businesses in four primary segments: Excess & Surplus Lines, Commercial Specialty, Reinsurance, and International Specialty. Information on Argo Group and its subsidiaries is available at www.argolimited.com.

FORWARD-LOOKING STATEMENTS

This press release contains certain statements that are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements are qualified by the inherent risks and uncertainties surrounding future expectations generally and also may differ materially from actual future experience involving any one or more of such statements. For a more detailed discussion of such risks and uncertainties, see Argo Group's filings with the SEC. The inclusion of a forward-looking statement herein should not be regarded as a representation by Argo Group that Argo Group's objectives will be achieved. Argo Group undertakes no obligation to publicly update forward-looking statements, whether as a result of new information, future events or otherwise.

ARGO GROUP INTERNATIONAL HOLDINGS, LTD.
CONSOLIDATED BALANCE SHEETS
(in millions, except per share amounts)

	June 30,	December 31,
	2009	2008
	(unaudited)
Assets
Total investments	$ 4,077.1	$ 3,995.4
Cash and cash equivalents	26.7	5.2
Accrued investment income	31.6	34.2
Receivables	1,710.8	1,533.2
Goodwill and intangible assets	251.2	257.6
Deferred acquisition costs	202.4	178.2
Ceded unearned premiums	236.5	208.8
Securities receivable	250.7	8.3
Other assets	132.7	160.6
Total assets	$ 6,919.7	$ 6,381.5

Liabilities and Shareholders' Equity
Reserves for losses and loss adjustment expenses	$ 3,165.2	$ 2,996.6
Unearned premiums	891.7	807.6
Ceded reinsurance payable	644.2	603.4
Debt	66.4	117.3
Junior subordinated debentures	311.4	311.4
Securities payable	192.0	0.5
Other liabilities	189.6	191.8
Total liabilities	5,460.5	5,028.6

Total shareholders' equity	1,459.2	1,352.9
Total liabilities and shareholders' equity	$ 6,919.7	$ 6,381.5

Book value per common share	$ 47.51	$ 44.18

ARGO GROUP INTERNATIONAL HOLDINGS, LTD.
FINANCIAL HIGHLIGHTS
ALL SEGMENTS
(in millions, except per share amounts)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2009	2008	2009	2008
	(unaudited)		(unaudited)

Gross Written Premiums	$ 572.0	$ 397.6	$ 1,068.1	$ 744.2
Net Written Premiums	398.2	293.0	749.7	530.5

Earned Premiums	372.2	261.9	715.6	480.6
Net Investment Income	41.9	36.5	81.2	74.6
Realized investment gains (losses), net	(9.2)	(1.2)	(21.0)	0.1
Fee Income	2.1	2.0	2.3	2.0
Total Revenue	407.0	299.2	778.1	557.3

Losses and Loss Adjustment Expenses	233.1	164.7	436.3	296.3
Underwriting, Acquisition and Insurance Expenses	123.5	95.4	250.8	173.6
Interest Expense and Other	9.2	9.2	18.3	16.5
Foreign Currency Exchange Loss	12.8	0.3	12.9	-
Impairment of Intangible Asset	5.9	-	5.9	-
Total Expenses	384.5	269.6	724.2	486.4

Income Before Taxes	22.5	29.6	53.9	70.9
Income Tax Provision	0.6	6.6	5.0	11.0
Net Income	$ 21.9	$ 23.0	$ 48.9	$ 59.9

Net Income per Common Share (Basic)	$ 0.71	$ 0.75	$ 1.60	$ 1.95

Net Income per Common Share (Diluted)	$ 0.71	$ 0.75	$ 1.59	$ 1.94

Weighted Average Common Shares:
Basic	30.7	30.6	30.7	30.6
Diluted	30.8	30.8	30.8	30.8

ARGO GROUP INTERNATIONAL HOLDINGS, LTD.
SEGMENT DATA
(in millions)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2009	2008	2009	2008
	(unaudited)		(unaudited)
Excess & Surplus Lines
Gross Written Premiums	$ 176.0	$ 180.3	$ 322.1	$ 340.4
Net Written Premiums	146.8	152.5	267.3	271.8
Earned Premiums	133.1	132.6	265.5	261.1

Underwriting Income	$ 8.4	$ 5.2	$ 14.7	$ 16.5
Net Investment Income	16.8	15.2	34.5	30.8
Operating Income Before Taxes	$ 25.2	$ 20.4	$ 49.2	$ 47.3

Loss Ratio	61.7%	63.6%	60.9%	60.7%
Expense Ratio	32.0%	32.5%	33.5%	33.0%
GAAP Combined Ratio	93.7%	96.1%	94.4%	93.7%

Commercial Specialty
Gross Written Premiums	$ 102.4	$ 100.9	$ 213.4	$ 238.2
Net Written Premiums	74.3	73.8	154.4	168.6
Earned Premiums	91.5	86.3	184.0	168.4

Underwriting Income (Loss)	$ (0.5)	$ (2.4)	$ 7.4	$ 3.4
Net Investment Income	7.6	7.3	15.8	14.6
Other Income (Expense)	(0.4)	(0.5)	(0.8)	(0.5)
Operating Income Before Taxes	$ 6.7	$ 4.4	$ 22.4	$ 17.5

Loss Ratio	70.5%	75.4%	66.7%	70.3%
Expense Ratio	30.0%	27.4%	29.3%	27.7%
GAAP Combined Ratio	100.5%	102.8%	96.0%	98.0%

Reinsurance
Gross Written Premiums	$ 60.0	$ 44.0	$ 114.1	$ 94.3
Net Written Premiums	36.1	24.3	71.9	63.6
Earned Premiums	22.0	16.1	40.5	28.5

Underwriting Income	$ 8.1	$ 7.0	$ 16.0	$ 10.3
Net Investment Income	2.0	2.0	4.1	4.1
Other Income (Expense)	(0.1)	-	-	-
Operating Income Before Taxes	$ 10.0	$ 9.0	$ 20.1	$ 14.4

Loss Ratio	32.7%	29.2%	26.9%	34.6%
Expense Ratio	30.5%	27.3%	33.7%	29.0%
GAAP Combined Ratio	63.2%	56.5%	60.6%	63.6%

International Specialty
Gross Written Premiums	$ 232.5	$ 74.3	$ 417.2	$ 74.3
Net Written Premiums	139.9	43.8	255.0	43.8
Earned Premiums	125.2	31.3	225.2	31.3
		-		-
Underwriting Income	$ 5.3	$ 3.6	$ 7.9	$ 3.6
Net Investment Income	3.6	1.6	6.9	1.6
Other Income (Expense)	(5.7)	0.5	(7.4)	0.5
Operating Income Before Taxes	$ 3.2	$ 5.7	$ 7.4	$ 5.7

Loss Ratio	65.9%	53.4%	61.7%	53.4%
Expense Ratio	29.9%	35.1%	34.7%	35.1%
GAAP Combined Ratio	95.8%	88.5%	96.4%	88.5%

ARGO GROUP INTERNATIONAL HOLDINGS, LTD.
RECONCILIATION OF OPERATING INCOME TO NET INCOME
(in millions except per share amounts)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2009	2008	2009	2008
	(unaudited)		(unaudited)

Net Income Before Taxes:
From Operations	$ 50.4	$ 31.1	$ 93.7	$ 70.8
Foreign Currency Exchange Loss	(12.8)	(0.3)	(12.9)	-
Impairment of Intangible Asset	(5.9)	-	(5.9)	-
Realized investment gains (losses), net	(9.2)	(1.2)	(21.0)	0.1
Income Before Taxes	22.5	29.6	53.9	70.9
Income Tax Provision	0.6	6.6	5.0	11.0
Net Income	$ 21.9	$ 23.0	$ 48.9	$ 59.9

Net Income per Common Share (Diluted)	$ 0.71	$ 0.75	$ 1.59	$ 1.94

Net Income per Common Share on
Net Income (a)	0.58	0.77	1.40	1.84
Foreign Currency Exchange Loss (a)	0.33	0.01	0.34	-
Impairment of Intangible Asset (a)	0.15	-	0.15	-
Realized investment gains, net (a)	0.24	0.03	0.55	-

Operating Income per Common Share (Diluted)	$ 1.31	$ 0.81	$ 2.43	$ 1.84

(a) Per diluted share at assumed tax rate

CONTACT:
Argo Group International Holdings, Ltd.
Jay Bullock, 441-278-3727
Chief Financial Officer